EXHIBIT 21.1
                       AGRIBIOTECH, INC. AND SUBSIDIARIES
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                                         Other names under
                                         which subsidiary
Subsidiary                               does business                          State of incorporation
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
Arnold-Thomas Seed                                                              Nevada
Service, Inc.

Arrowhead Enterprises, Inc.              J & M Seed                             Kentucky

Clark Seeds, Inc.                        Allied Seed                            Idaho

Discount Farm Center, Inc.                                                      South Dakota

E.F. Burlingham & Sons                   Van Dyke Seed                          Oregon

Fine Lawn Research, Inc.                                                        Kentucky

Garden West Distributors, Inc.                                                  Arizona

George W. Hill & Co., Inc.                                                      Kentucky

George W. Hill of Indiana, Inc.                                                 Indiana

G. W. Burlingham's Inc.                                                         Guam

Germain's Seeds,Inc.                                                            Nevada

Green SCA Corp.                                                                 Maryland

Green Seed Company Limited Partnership                                          Maryland

Halsey Seed Company                      Beachley-Hardy Seed                    Nevada

HybriGene, LLC                                                                  Indiana

Kinder Seed, Inc.                                                               New York

LaCrosse Seed Company, Inc.              Michigan Hybrid Seed                   Nevada
                                         Seed Mart

Las Vegas Fertilizer Co., Inc.           LVF Turf & Irrigation Supply           Nevada

Lofts Seed Company, Inc.                 Lofts Great Western                    Nevada
                                         Independent Seeds

Ohio Seed Company                        Ohio Harvest                           Ohio

Olsen Fennell Seeds, Inc.                                                       Oregon

Oseco Inc.                               Canadian Seed Coaters                  Ontario

Peterson Exports, Inc.                                                          Minnesota

Peterson Seed Company, Inc.              Knipple Seed                           Minnesota

Premium Seed Company, Inc.                                                      Minnesota

Precision Seed Coaters Inc.              Oseco                                  Arizona

Rothwell Seeds International                                                    Nova Scotia
Company

Scott Seed Company                       Holden Seed                            Nevada
                                         Sphar Seed

Seed Corporation of America              Mock Seed                              Maryland

Seed Resource, Inc.                      Hobart Seed                            Nevada

Sexauer Seed Co.                         Northern Plains Seed                   Nevada
                                         Discount Farm

Stanford Holdings, Ltd.                                                         New York

W-D Seed Growers Idaho, Inc.                                                    Idaho

W-L Research, Inc.                                                              Nevada

Wilber's Seed, Inc.                                                             Minnesota

Willamette Seed Co.                                                             Oregon

Zajac Performance Seeds, Inc.                                                   New Jersey

Zajac Performance Seeds Oregon, LLC                                             Oregon
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